                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              DANAHER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                              DANAHER CORPORATION
                            1250 24th Street, N.W.
                            Washington, D.C. 20037

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 4, 1999

To the Shareholders:

  Notice is hereby given that the 1999 Annual Meeting of Shareholders of Danaher Corporation, a Delaware corporation (the "Company"), will be held at the Washington Monarch Hotel, 2401 M Street, NW, Washington, D.C. 20037, on May 4, 1999 at 2:00 p.m., local time, for the following purposes:

    1. To elect three Directors to hold office for a term of three years and until their successors are elected and qualified.

    2. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1999.

    3. To consider and act upon such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 19, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

  Whether or not you expect to be present, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Patrick W. Allender

                                  PATRICK W. ALLENDER
                                  Secretary

March 30, 1999

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING.

                                PROXY STATEMENT
                              DANAHER CORPORATION
                            1250 24th Street, N.W.
                            Washington, D.C. 20037
                                (202) 828-0850

                      1999 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 4, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation (the "Company"), of proxies for use at the 1999 Annual Meeting of Shareholders ("Annual Meeting") to be held at the Washington Monarch Hotel on May 4, 1999 at 2:00 p.m., local time, and at any and all adjournments thereof. The Company's principal address is 1250 24th Street, N.W., Washington, D.C. 20037. The date of mailing of this Proxy Statement is on or about March 30, 1999. The purpose of the meeting is to elect three directors of the Company; to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the current year; and to transact such other business as may properly come before the meeting.

                      OUTSTANDING STOCK AND VOTING RIGHTS

  In accordance with the By-laws of the Company, the Board of Directors has fixed the close of business on March 19, 1999 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. A shareholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. A subsequently dated proxy, when filed with the Secretary of the Company, will constitute revocation. Proxies will be voted as specified on the proxy card and, in the absence of specific instructions, will be voted for the proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matter which properly comes before the meeting. A shareholder who has given a proxy may nevertheless attend the meeting, revoke the proxy and vote in person. The Board of Directors has selected Steven M. Rales and Mitchell P. Rales to act as proxies with full power of substitution.

  Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Company, who will receive no additional compensation for their services. The total expense of the solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

  The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Common Stock. As of the close of business on March 19, 1999, the record date for determining the shareholders of the Company entitled to vote at the Annual Meeting, 135,345,836 shares of the Common Stock of the Company, $.01 par value ("Company Common Stock"), were issued and outstanding. Each outstanding share of Company Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Company Common Stock as of the record date.

  The election of directors nominated will require a plurality of the votes cast in person or by proxy at the Annual Meeting by holders of shares of the Company's Common Stock. In the election of directors, each stockholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. Approval of the appointment of the Company's auditors will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock cast at the Annual Meeting in person or by proxy.

  Abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied. For purpose of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for elections of directors. For purposes of the appointment of the Company's auditors, abstentions and broker non-votes will not be considered votes cast for the foregoing purposes.

                BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
                DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

  As of March 19, 1999, the beneficial ownership of Company Common Stock by directors and the nominees for director, by each of the executive officers named in the Summary Compensation Table, by any principal shareholders beneficially owning more than five percent of the Company's Common Stock and by all present executive officers and directors of the Company as a group, was as follows:

                                              Number of Shares         Percent
                    Name                    Beneficially Owned**       Of Class
                    ----                    --------------------       --------
   Mortimer M. Caplin.....................          193,748 (9)             *
   George M. Sherman......................        2,342,596 (4)           1.9%
   Donald J. Ehrlich......................           58,000 (7)             *
   Walter G. Lohr, Jr.....................          166,000 (8)             *
   Mitchell P. Rales......................       45,216,406 (1)          33.4%
   Steven M. Rales........................       45,216,406 (1)          33.4%
   H. Lawrence Culp, Jr...................          117,736 (5)             *
   Patrick W. Allender....................          548,000 (6)             *
   James H. Ditkoff.......................          315,554 (3)             *
   A. Emmet Stephenson, Jr................          210,120 (2)             *
   Steven E. Simms........................           87,553 (10)            *
   FMR Corp...............................        7,260,000 (11)          5.4%
   All executive officers and directors as
    a group (includes 17 persons).........       50,012,937 (1)(2)(12)   37.0%

--------
 (1) The aggregate holdings for Steven and Mitchell Rales include (i) all of the 40,064,888 shares of Company Common Stock owned by Equity Group Holdings LLC and Equity Group Holdings II LLC, of which Steven Rales and Mitchell Rales are the only members, and (ii) 2,578,952 and 2,572,566 shares of Company Common Stock owned directly or through the Danaher 401(k) Plan by Steven Rales and Mitchell Rales, respectively. Steven and Mitchell Rales each disclaim beneficial ownership of those shares of Company Common Stock that are owned directly or through the Danaher 401(k) Plan by the other. Their business address, and that of Equity Group Holdings LLC and Equity Group Holdings II LLC, is 1250 24th Street, N.W., Washington, D.C. 20037.
 (2) Includes shares of Company Common Stock held in the names of Stephenson Ventures, a limited partnership of which the sole general partner is A. Emmet Stephenson, Jr. Mr. Stephenson has the option to acquire 18,000 shares of Company stock.
 (3) Mr. Ditkoff has the option to acquire 95,200 shares of Company Common
     Stock.
 (4) Mr. Sherman has the option to acquire 2,000,000 shares of Company Common Stock. Includes shares held by Sherman Investors Limited Partnership, a partnership for the benefit of his family. Mr. Sherman controls the general partner.
 (5) Mr. Culp has the option to acquire 116,800 shares of Company Common
     Stock.
 (6) Mr. Allender has the option to acquire 362,000 shares of Company Common Stock.
 (7) Mr. Ehrlich has the option to acquire 18,000 shares of Company Common
     Stock.
 (8) Mr. Lohr has the option to acquire 18,000 shares of Company Common Stock.
 (9) Mr. Caplin has the option to acquire 10,000 shares of Company Common
     Stock.

(10) Mr. Simms has the option to acquire 85,600 shares of Company Common
     Stock.
(11) FMR Corp.'s address is 82 Devonshire Street, Boston, MA 02109.
(12) Includes 3,344,160 shares underlying options exercisable within 60 days.
 * Represents less than 1% of the outstanding Company Common Stock.
 ** All options are exercisable within 60 days and shares underlying such options are included in the table.

  Apart from Steven M. Rales, Mitchell P. Rales and FMR Corp., the Company knows of no other person that beneficially owns 5% or more of its Common Stock.

                                  PROPOSAL 1.

                     ELECTION OF DIRECTORS OF THE COMPANY

  The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the number of directors in each class to be as equal as possible. The Board has fixed the number of directors of the Company at seven. At the 1999 Annual Meeting of Shareholders, shareholders will elect three directors to serve until the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. Mitchell P. Rales, George M. Sherman and A. Emmet Stephenson, Jr. to serve as directors in the class whose term expires in 2002. Messrs. Mortimer M. Caplin, Donald J. Ehrlich and Walter G. Lohr, Jr. will continue to serve as directors in the class whose term expires in 2000. Mr. Steven M. Rales will continue to serve as a director until his term expires in 2001.

  The names of the nominees and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms expire are set forth below. In the event a nominee shall decline or be unable to serve, it is intended that the proxies will be voted in the discretion of the proxy holders. The Company knows of no reason to anticipate that this will occur.

   Nominees For Election At This Year's Annual Meeting To Serve In The Class
                          Whose Term Expires In 2002

                                                               Director  Term
              Name              Age   Principal Occupation      Since   Expires
              ----              ---   --------------------     -------- -------
 Mitchell P. Rales (b,d).......  42 Chairman of the              1983    2002
                                    Executive Committee of
                                    the Company since 1990;
                                    during the past five
                                    years he has been a
                                    principal in a number of
                                    private business
                                    entities with interests
                                    in manufacturing
                                    companies, media
                                    operations and publicly
                                    traded securities;
                                    Director of Imo
                                    Industries Inc.
 George M. Sherman (d).........  57 President and Chief          1990    2002
                                    Executive Officer of the
                                    Company since 1990;
                                    Director of Campbell
                                    Soup Company.
 A. Emmet Stephenson, Jr. (a)..  53 President of Stephenson      1986    2002
                                    and Co., a private
                                    investment firm in
                                    Denver, Colorado for
                                    more than five years;
                                    Chairman of StarTek,
                                    Inc. for more than five
                                    years.

         Current Directors Whose Term Will Continue After This Meeting

                                                             Director  Term
            Name            Age    Principal Occupation       Since   Expires
            ----            ---    --------------------      -------- -------
 Mortimer M. Caplin (a,c).. 82  Senior Member of Caplin &      1990    2000
                                Drysdale, a law firm in
                                Washington, D.C., for over
                                five years; Director of
                                Fairchild Corporation and
                                Presidential Realty
                                Corporation.

                                                               Director  Term
           Name            Age      Principal Occupation        Since   Expires
           ----            ---      --------------------       -------- -------
 Donald J. Ehrlich (a,c).. 61  President, Chairman and Chief     1985    2000
                               Executive Officer of Wabash
                               National Corp. for over five
                               years; Director of Indiana
                               Secondary Market for
                               Educational Loans, Inc. and
                               INB National Bank, N.W.
 Walter G. Lohr, Jr. (c)..  55 Partner of Hogan & Hartson, a     1983    2000
                               law firm in Baltimore,
                               Maryland, for over five years
 Steven M. Rales (b,d)....  47 Chairman of the Board of the      1983    2001
                               Company since 1984; during
                               the past five years he has
                               been a principal in a number
                               of private business entities
                               with interests in
                               manufacturing companies,
                               media operations and publicly
                               traded securities. Director
                               of Imo Industries Inc.

--------
(a) Member of the Compensation Committee of the Board of Directors.
(b) Mitchell P. Rales and Steven M. Rales are brothers.
(c) Member of the Audit Committee of the Board of Directors.
(d) Member of the Executive Committee of the Board of Directors.

              THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors had a total of four meetings during 1998. All directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 1998.

  The Executive Committee acts on behalf of the Board of Directors of the Company between meetings of the Board of Directors. The Executive Committee comprised of Messrs. George M. Sherman, Steven M. Rales and Mitchell P. Rales met two times in 1998.

  The Audit Committee reviews the financial statements of the Company to confirm that they reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit function of the independent auditors and reviews audit reports rendered by the independent auditors. The Audit Committee met two times during 1998.

  The Compensation Committee reviews the Company's compensation philosophy and programs, and exercises authority with respect to the payment of direct salaries and incentive compensation to Company officers. The Compensation Committee is also responsible for the oversight of the stock option plans of the Company. The Compensation Committee met two times in 1998.

  The Company has no Nominating Committee of its Board of Directors.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

  Executive Officers of the Company are:

                                                                    Officer
         Name          Age                Position                  Since
         ----          ---                --------                  -------
 Steven M. Rales......  47 Chairman of the Board                     1984
 Mitchell P. Rales....  42 Chairman of the Executive Committee       1984
                           Chief Executive Officer, President and
 George M. Sherman....  57 Director                                  1990
                           Senior Vice President, Chief Financial
 Patrick W. Allender..  52 Officer and Secretary                     1987
 James H. Ditkoff.....  53 Vice President-Finance and Tax            1991
 Dennis D. Claramunt..  53 Vice President and Group Executive        1994

C. Scott Brannan..........  40 Vice President-Administration and Controller 1987
John P. Watson............  54 Vice President and Group Executive           1993
H. Lawrence Culp, Jr......  35 Vice President and Group Executive           1995
Daniel L. Comas...........  34 Vice President-Corporate Development         1996
Steven E. Simms...........  43 Vice President and Group Executive           1996
Mark C. DeLuzio...........  41 Vice President-Danaher Business System       1996
Dennis A. Longo...........  42 Vice President-Human Resources               1997


  Steven M. Rales has served as Chairman of the Board since January 1984. In addition, during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities. He is also a director of Imo Industries Inc.

  Mitchell P. Rales has served as a director of the Company since January 1984. In addition, during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities. He is also a director of Imo Industries Inc.

  George M. Sherman has served as President and Chief Executive Officer and a director of the Company since February 1990. He is also a director of Campbell Soup Company.

  Patrick W. Allender has served as Chief Financial Officer of the Company since March, 1987.

  James H. Ditkoff has served as Vice President-Finance and Tax since January, 1991.

  Dennis D. Claramunt was appointed Vice President and Group Executive in 1994 and has served in general management positions within the Company for more than the past five years.

  C. Scott Brannan was appointed Vice President-Administration and Controller of the Company in November, 1987.

  John P. Watson was appointed Vice President and Group Executive in 1993. He has served the Company in an executive capacity since September, 1990.

  H. Lawrence Culp, Jr. was appointed Vice President and Group Executive in 1995. He has served in general management positions within the Company for more than the past five years.

  Daniel L. Comas was appointed Vice President-Corporate Development in 1996. He has served the Company in an executive capacity in the corporate development area for more than the past five years.

  Steven E. Simms was appointed Vice President and Group Executive in 1996. He had previously served Black & Decker, most recently as President-Worldwide Accessories Business.

  Mark C. DeLuzio was appointed Vice President-Danaher Business Systems (DBS) in 1996. He has served the Company as Director-DBS and in financial and operating positions with Jacobs Vehicle Systems, Inc. for more than the past five years.

  Dennis A. Longo was appointed Vice President-Human Resources in 1997. He has served the Company as a human resources executive for more than the past five years.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the Chief Executive Officer and the executive officers of the Company who, in addition to the Chief Executive Officer, received the highest compensation during 1998.

                          SUMMARY COMPENSATION TABLE

                                                                   Long-term
                    Annual Compensation                       Compensation Awards
------------------------------------------------------------ ---------------------
                                                    (e)         (f)        (g)
          (a)                                      Other     Restricted Securities       (h)
        Name and                (c)      (d)       Annual      Stock    Underlying    All Other
       Principal          (b) Salary    Bonus   Compensation Awards (1)  Options   Compensation (2)
        Position         Year   ($)      ($)        ($)         ($)        (#)           ($)
       ---------         ---- ------- --------- ------------ ---------- ---------- ----------------
George M. Sherman....... 1998 675,000 1,625,000     --          --            --       $87,000
 President and CEO       1997 675,000 1,457,500     --          --      1,200,000       61,000
                         1996 675,000   859,000     --          --            --        63,000
Patrick W. Allender..... 1998 317,000   380,000     --          --            --        22,000
 Senior Vice President   1997 296,000   325,000     --          --        200,000       22,000
 and CFO                 1996 270,833   260,000     --          --         50,000       14,000
Steven E. Simms......... 1998 298,000   240,000     --          --            --        22,000
 Vice President and      1997 280,000   200,000     --          --        170,000       22,000
 Group Executive         1996 210,000   160,000     --          --        214,000          --
H. Lawrence Culp, Jr.... 1998 264,000   232,000     --          --            --        22,000
 Vice President and      1997 217,000   180,000     --          --        170,000       22,000
 Group Executive         1996 192,000   170,000     --          --         30,000       14,000
James H. Ditkoff........ 1998 213,000   195,000     --          --          7,500       22,000
 Vice President--        1997 204,000   175,000     --          --         12,000       22,000
 Finance and Tax         1996 196,000   145,000     --          --          8,000       14,000

--------
(1) Mr. Sherman received a grant of 800,000 shares in 1990; 400,000 have been issued and 400,000 are deferred until retirement. Issued shares participate in dividends ($22,000 in 1998, $20,000 in 1997 and $18,000 in 1996) on a non-preferential basis. The value of the 800,000 shares at December 31, 1998 was $43,450,000.
(2) Includes contributions to the Company's 401(k) and executive retirement plans and financial consulting fees for all individuals; in the case of Mr. Sherman, it also includes supplemental term life insurance ($19,000 for 1998) and financial consulting fees ($46,000 for 1998).

                          Grants in Last Fiscal Year

  The following table sets forth certain information relating to options granted to purchase shares of the Company Common Stock.

                                                                             Potential Realizable Value at
                                                                                Assumed Annual Rates of
                                                                              Stock Price Appreciation for
                                          Individual Grants                         Option Term (3)
                         --------------------------------------------------- --------------------------------
                                (b)            (c)
                         No. of Securities  % of Total     (d)
                            underlying       Options    Exercise
                           Options/SARS     Granted to   or Base     (e)
          (a)                 Granted      Employees in   Price   Expiration   (f)       (g)         (h)
          Name                (#) (1)      Fiscal Year  ($/Sh)(2)    Date    0%($   )   5%($)       10%($)
          ----           ----------------- ------------ --------- ---------- -------------------- -----------
James H. Ditkoff........       7,500           0.6%      45.375    12-1-08          0     214,000     540,000

--------
(1) Options become exercisable ratably over five years.
(2) Options were granted at fair market value on the date of grant.
(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of the grant to the date of expiration of such options of 0%, 5%, and 10%. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The Company's stock price may increase or decrease in value over the time period set forth above.

   Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

  The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of 1998 for the executive officers whose compensation is reported in the Summary Compensation Table. Value is considered to be, in the case of unexercised options, the difference between the exercise price and the market price at December 31, 1998.

                                                    Number of
                                                   Securities
                                                   Underlying         Value of Unexercised
                           Shares              Unexercised Options    In-the-Money Options
                          Acquired     Value      at FY-End (#)            at FY-End($)
                         on Exercise Realized     Exercisable/            Exercisable/
          Name                #          $        Unexercisable           Unexercisable
          ----           ----------- --------- -------------------    ---------------------
George M. Sherman.......     -0-          -0-  2,000,000 1,800,000(1) 99,400,000 62,550,000
H. Lawrence Culp, Jr....    8,000      314,000   116,800   207,200     5,029,000  6,506,000
Patrick W. Allender.....     -0-          -0-    362,000   258,000    16,454,000  8,194,000
James H. Ditkoff........   68,000    2,641,000    95,200    28,300     4,413,000    710,000
Steven E. Simms.........     -0-          -0-     85,600   298,400     3,094,000  9,816,000

--------
(1) Includes options to acquire 80,000 shares transferred in trust to family members. Mr. Sherman disclaims beneficial ownership of these options.

                           COMPENSATION OF DIRECTORS

  Directors who are not officers of the Company receive meeting attendance fees of $750 per meeting (excluding telephonic meetings), together with quarterly fees of $3,000. A grant of an option to acquire 2,000 shares of Company Common Stock at $45.375 (fair market value at date of grant) per share was made to these directors.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

  Pursuant to the terms of termination agreements between the Company and Messrs. Sherman and Watson, if the Company were to terminate their employment without cause, as defined therein, Mr. Sherman's salary and benefits would continue for an additional 24 months, and Mr. Watson's salary and benefits would continue for an additional 12 months. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" for further discussion of Mr. Sherman's contract.

                            COMPENSATION COMMITTEE

  Messrs. Steven M. Rales, Mitchell P. Rales and George M. Sherman receive a salary set by the Compensation Committee of the Board of Directors and also serve as directors. However, they do not participate in deliberations regarding their own compensation. The members of the Compensation Committee are A. Emmet Stephenson, Jr., Mortimer M. Caplin and Donald J. Ehrlich.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

  The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  Total executive officer compensation is comprised of three principal components: annual salary, annual incentive compensation, and grants of options to purchase Company Common Stock. In the case of Mr. Sherman, this included a restricted stock grant at the time of his hire. The Committee endeavors to establish total compensation packages for each executive officer equal to the value of that executive's services determined by both what other companies have or might pay the executive for his services and his relationship to other executive positions within the Company, as negotiated at the date of hire. This base is then adjusted annually based on the Committee's assessment of individual performance.

  A fundamental element of the Company's compensation policy is that a substantial portion of each executive's compensation be directly related to the success of the Company. This is accomplished in two ways. First, the annual incentive compensation program requires that the Company, or the Company's businesses for which the executive is directly responsible, achieve certain minimum targets in earnings level (earnings per share which has a majority weighting), working capital management (working capital turnover) and economic value added. If performance for the year is below minimum targeted levels (generally approximately three-quarters of the earnings target must be achieved and working capital management must exceed target levels) there would be no payment. If the minimum targets are met or exceeded, each executive receives a formula-based payout taking into account the Company's performance and his or her personal contribution thereto.

  Second, executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Company Common Stock. These grants are normally made at the fair market value on the date of grant with vesting over a five year period. In addition to the factors discussed above, the amount of options granted is impacted both by the level of the employee within the Company's management and the amount of options previously granted to the employee. Thus the compensation value of this element is directly related to the performance of the Company as measured by its returns to shareholders over at least a five year period.

  Mr. Sherman's compensation is governed by a written contract dated January 2, 1990, whereby he agreed to serve as President and Chief Executive Officer. The contract provides for Mr. Sherman to be paid a base salary of $675,000 per year and an annual formula-based incentive compensation award, if earned, as determined by the Compensation Committee. The Committee and subsequently the Board of Directors recommended, and Mr. Sherman agreed, that his base salary, which has not increased since he joined the Company, would not be increased during the remainder of the term of his contract. Therefore, during the remaining term of his contract with the Company, any increases in Mr. Sherman's compensation will be tied directly to the financial performance of the Company and the Company's stock price. He also received 800,000 shares of restricted stock (see Summary Compensation Table) and an option to acquire 2,000,000 shares (see Year End Option Value Table) of the Company Common Stock, and has received, or will receive, tax gross-up payments related to these items. Mr. Sherman's contract requires the Company to provide supplemental term life insurance and financial consulting services to him (see Summary Compensation Table) and to provide severance benefits discussed previously.

  The Committee evaluated each executive's annual incentive compensation awards for 1998. The Committee assessed their performance in light of the targets referenced above, which were substantially exceeded, and awarded total incentive compensation payments to executives other than Group Executives of $2,610,000 for 1998. For the years 1999-2002, the Committee has established a maximum bonus payment of up to $2,500,000 per executive. The Company's shareholders approved the performance goals for these periods, which are applicable to all of the Company's executive officers, other than Group Executives, at the 1998 annual meeting.

  The Committee has considered the impact of provisions of the federal income tax laws that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the executive officers named in proxy statements of publicly traded companies. The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies relative to this $1 million deduction limit.

  With respect to the Company's Chief Executive Officer, a portion of his compensation is determined pursuant to a binding contract dated January 2, 1990 and, accordingly, is not subject to the deduction limit. In addition, the Committee has designed the program for awarding 1998-2002 incentive compensation to executive officers other than Group Executives so that such bonuses will comply with an exception to the $1 million deduction limit for performance-based compensation. Accordingly, the full amount of any such bonus payments for 1998-2002 should be deductible. One of the requirements of this exception is that shareholders approve certain material terms under which the bonus is to be paid. In this regard, the Company's shareholders approved the material terms used for calculating the 1998-2002 bonus awards for the Company's executive officers, other than Group Executives, at the 1998 annual meeting.

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                           A. Emmet Stephenson, Jr.
                              Mortimer M. Caplin
                               Donald J. Ehrlich

                            STOCK PERFORMANCE CHART

  As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total shareholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

  The following chart compares the yearly percentage change in the cumulative total shareholder return in the Company's Common Stock during the five years ended December 31, 1998 with the cumulative total return on the S&P 500 Index (the equity index) and the S&P Manufacturing Index (the peer index). The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the above indices with reinvestment of dividends.


                          [LINE GRAPH APPEARS HERE]

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company, from time to time, has been involved in transactions with Equity Group Holdings and its affiliates. The Company has received legal services from the firm of Caplin & Drysdale, of which Mr. Caplin, a Director, is a member, and from the firm of Hogan & Hartson, of which Mr. Lohr, a Director, is a partner. The amount of such fees for 1998 was less than five-percent of each firm's gross revenues. These transactions, which are conducted on an arms length basis, are not material, either individually or in the aggregate.

                                  PROPOSAL 2.

                      APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed Arthur Andersen LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for 1999. Arthur Andersen LLP has been the Company's auditors since 1976 and has advised the

Company that the firm does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company during the past five years other than its capacity as the Company's independent certified public accountants. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to be available to answer questions from shareholders.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION AND APPROVAL FOR THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 1999.

                                 OTHER MATTERS

  The management of the Company is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, Danaher Corporation, 1250 24th Street, N.W., Washington, D.C. 20037, no later than November 26, 1999 for inclusion in the Proxy Statement and Proxy relating to the 2000 Annual Meeting of Shareholders. Shareholder proposals submitted other than pursuant to Rule 14(a)-8 under the Securities Exchange Act are considered untimely if received after February 13, 2000.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Patrick W. Allender

                                         PATRICK W. ALLENDER
                                         Secretary

Dated: March 30, 1999

  COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE COMPANY.

--------------------------------------------------------------------------------

                              DANAHER CORPORATION

                                 PROXY FOR 1999
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 4, 1999

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DANAHER
                                  CORPORATION

  The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 30, 1999, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company") to be held May 4, 1999, and at any adjournment or adjournments thereof, for the following matters:

  Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1. ELECTION OF DIRECTORS
                                     Nominee Messrs. Mitchell P. Rales, George
                                     M. Sherman and A. Emmet Stephenson, Jr. to serve as directors with a term expiring in 2002.

                                     To withhold authority to vote for an
                       WITHHOLD      individual Nominee, write that Nominee's
                      AUTHORITY      name on the line below.
FOR all Nominees  for all Nominees
    [_]                   [_]        ------------------------------------------

2. APPROVAL OF APPOINTMENT OF AUDITORS
             [_] For         [_] Against     [_] Abstain

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    [_] For [_] Against [_] Abstain

3. IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment thereof.

                                               Dated: __________________ , 1999

                                               ________________________________

                                               ________________________________
                                                 Signature of Shareholder(s)

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.)

             PLEASE MARK YOUR CHOICE LIKE THIS [_] IN BLUE OR BLACK INK
--------------------------------------------------------------------------------

                                  COMMON STOCK
                            OF INTERMET CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS
  The undersigned hereby appoints John Doddridge and Doretha J. Christoph; or either of them with power of substitution in each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERMET CORPORATION (the "Company") to be held on April 15, 1999, and any adjournment thereof.
 1. Election of directors
  John Doddridge; John P. Crecine; Norman F. Ehlers; A. Wayne Hardy; John R. Horne; Thomas H. Jeffs, II; Harold C. McKenzie, Jr.; Byron O. Pond, Jr.;
  John H. Reed.
  [X] FOR all nominees for director listed above
  [_] WITHHOLD AUTHORITY to vote for all nominees listed above.
INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

 2. Appointment of Ernst & Young LLP as the independent auditors of the Company for 1999.
                      [X] FOR    [_] AGAINST    [_] ABSTAIN

 3. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, AND "FOR" APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                          Please sign this Proxy exactly as
                                          name appears on the Proxy.
                                          -------------------------------------

                                          Note: When signing as an attorney,
                                          trustee, administrator or guardian,
                                          please give your title as such. In
                                          the case of joint tenants, each
                                          joint owner must sign.

                                          Date: _______________________________